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                                                                   EXHIBIT 10.3



                             INFORMATICA CORPORATION

                           SECOND AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


        This Second Amended and Restated Investor Rights Agreement (the "Agreement") is entered into as of this 2nd day of June, 1997, by and among Informatica Corporation, a California corporation (the "Company"), those parties to the Amended and Restated Investor Rights Agreement, dated as of July 25, 1997 (the "Rights Agreement"), listed in Exhibit A hereto (the " Prior Investors") and the persons and entities listed in Exhibit B hereto (the "Series D Investors" and collectively with the Prior Investors as the "Investors").

                                    RECITALS

        1. The Company and the Prior Investors are parties to the Rights Agreement, which provides at Section 9 thereof for certain rights of first refusal in favor of certain holders of Registrable Securities of the Company set forth therein with respect to proposed new issuances by the Company of its equities securities (or rights to acquire such equity securities) and which provides at Section 5(j) thereof for certain limitations on subsequent registration rights for new issuances of securities of the Company.

        2. The Company is contemplating the offering to all or certain of the Series D Investors of up to 2,275,000 shares of its Series D Preferred Stock (the "Series D Shares") pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

        3. The Company and the Investors wish to enter into this Agreement to
(i) waive the rights of first refusal and limitations on subsequent registration rights set forth in the Rights Agreement and (ii) amend and supersede the Rights Agreement so as to modify the registration rights, first refusal rights and additional covenants contained therein to be as set forth herein and to extend such rights along with the information rights and visitation rights to the Series D Investors.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in the Purchase Agreement, all parties hereto agree as follows:

        1. CERTAIN DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (b) "Conversion Stock" means the Common Stock of the Company (the "Common Stock") issued or issuable pursuant to conversion of the Preferred Stock.



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               (c) "Holder" shall mean (i) any Investor holding Registrable
Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5(i) hereof.

               (d) "Initiating Holders" shall mean any Holders who in the aggregate hold not less than 50% of the Registrable Securities.

               (e) "Preferred Stock" shall mean the Series D Shares issued or issuable pursuant to the Purchase Agreement, the Series C Preferred Stock of the Company issued pursuant to that certain Series C Purchase Agreement dated as of July 25, 1996, or issuable pursuant to those Warrants issued in accordance with that certain Loan and Warrant Agreement dated as of May 7, 1996, and the Series A and Series B Preferred Stock of the Company issued pursuant to that certain Series A and Series B Preferred Stock Purchase Agreement dated as of September 7, 1995 or that certain Note issued in accordance with such agreement.

               (f) "Registrable Securities" means the Conversion Stock and any Common Stock issued or issuable in respect of the Conversion Stock upon any stock split, dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed prior to any such sale.

               (g) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               (h) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5(a), 5(b) and 5(c) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the fees and disbursements of one counsel for all Holders.

               (i) "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

               (j) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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               (k) "Securities Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (l) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses," all fees and disbursements of counsel for any Holder.

        2. RESTRICTIONS ON TRANSFERABILITY. The Preferred Stock, the Conversion Stock and any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

        3. RESTRICTIVE LEGEND. Each certificate representing (i) the Preferred Stock, (ii) the Conversion Stock, and (iii) any other securities issued in respect of the Preferred Stock or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                COPIES OF THE AGREEMENT RESTRICTING THE TRANSFER OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.



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Each Investor and/or Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

        4. NOTICE OF PROPOSED TRANSFER. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investor to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) in transactions involving the transfer without consideration of Restricted Securities by the Investor during his lifetime by way of gift or on death by will or intestacy, (iv) in transactions involving the transfer or distribution of Restricted Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation, or (v) in transactions in compliance with Rule 144 promulgated under the Securities Act ("Rule 144"), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

        5. REGISTRATION.

               (a) Demand Registration.

                      (i) Demand for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than forty
(40) percent of the shares of Preferred Stock or Conversion Stock, the Company will:

                            a. promptly give written notice of the proposed
registration, qualification or compliance to all other Holders; and



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                            b. as soon as practicable, use its best efforts to
effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5(a):

                                (1) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                (2) Prior to the earlier of June 2, 1999 or six
months after the effective date of the Company's first bona fide, firm commitment underwriting pursuant to a registration statement filed pursuant to the Securities Act, the public offering price of which is not less than $9.00 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or other recapitalizations) and the proceeds thereof (net of underwriting commissions and offering expenses) equal or exceed $18,000,000;

                                (3) If the Company, within ten (10) days of the
receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request;

                                (4) During the period starting with the date of
filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                (5) After the Company has effected two such
registrations pursuant to this Section 5(a)(i);

                                (6) Within twelve (12) months after the Company
has effected such a registration pursuant to this Section 5(a)(i); or

                                (7) If the Company shall furnish to such
Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the "Board") it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at the date filing would be required, in which case the Company's obligation to use its best efforts to



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register, qualify or comply under this Section 5(a) shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once during any twelve (12) month period.

Subject to the foregoing clauses (1) through (7), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                      (ii) Underwriting. Any registration pursuant to Section 5(a) shall be firmly underwritten by an underwriter of national recognition. In the event that a registration pursuant to Section 5(a) is for a public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 5(a)(i)a., and the right of any Holder to registration pursuant to Section 5(a) shall be conditioned upon such Holder's participation in such underwriting arrangements, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 5(a), if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.



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               (b) Company Registration.

                      (i) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than (A) a registration relating solely to employee benefit plans, or (B) a registration relating solely to a Rule 145 transaction, the Company will:

                           a. promptly give to each Holder written notice
thereof; and

                           b. include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.

                      (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5(b)(i)a. In such event the right of any Holder to registration pursuant to Section 5(b) shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

        All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 25% of all shares to be included in such offering; provided however, that (x) any such limitation or "cutback" shall be first applied to all shares proposed to be sold in such offering other than for the account of the Company which are not Registrable Securities, and (y) notwithstanding clause (x), in no event shall any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 5(a) be excluded from such offering. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities or other securities that may be included in the registration and underwriting shall be first allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing of a registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

        If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such



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registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement thereto, or such other shorter period of time as the underwriters may require.

                      (iii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

               (c) Registration on Form S-3.

                      (i) If any Holder or Holders of not less than thirty percent (30%) of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which would equal or exceed Five Hundred Thousand dollars ($500,000), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 5(c) in any twelve
(12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5(a)(ii) shall be applicable to each such registration initiated under this Section 5(c).

                      (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5(c):

                                a. in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                b. if the Company, within ten (10) days of the
receipt of the request of such initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request;

                                c. during the period starting with the date of
filing of, and ending on the date 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                      d. if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the



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Board it would be seriously detrimental to the Company or its shareholders for registration statements to be filed at the date filing would be required, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right more than once during any twelve (12) month period.

               (d) Expenses of Registration. All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 5(a) and (ii) all registrations pursuant to Section 5(b) shall be borne by the Company. Unless otherwise stated, all expenses incurred in connection with the registrations pursuant to Section 5(c) of this Agreement and all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, the Company shall not be required to effect or to pay any Registration Expenses of any registration begun pursuant to Sections 5(a) or 5(c), the request of which has been subsequently withdrawn by Holders of a number of shares of Registrable Securities such that there are no Holders of Registrable Securities intending to participate in the registration sufficient to request such a registration, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting or causing such withdrawal; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such Registration Expenses and shall retain their rights pursuant to Sections 5(a) and 5(c).

               (e) Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                      (i) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (180) days or until the distribution described in the registration statement has been completed, whichever first occurs; and

                      (ii) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

                      (iii) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.



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                      (iv) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                      (v) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (f) Indemnification.

                      (i) The Company will indemnify each Holder of Registrable Securities included in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission of alleged omission giving rise to the loss, liability, claim or damage.



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                      (ii) Each Holder will, if Registrable Securities held by
such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 5(f)(ii) shall be limited in an amount equal to the net proceeds of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder. In no event will any Holder be required to enter into any agreement or undertaking for the benefit of the Company in connection with any registration under this Section 5 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 5(f)(ii).

                      (iii) Each party entitled to indemnification under this
Section 5(f) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (g) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

               (h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                      (i) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act;

                      (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); and

                      (iii) So long as a Holder owns any Restricted Securities to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

               (i) Transfer of Registration Rights. The rights to cause the Company to register securities granted Investors under Sections 5(a), 5(b) and 5(c) may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 100,000 shares of Registrable Securities held by the assignor or transferor (appropriately adjusted for recapitalizations, stock splits and the like) (iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to (A) any affiliated partnership or constituent partner or retired partner of an Investor which is a partnership, or (B) a family member or trust for the benefit of an Investor who is an individual, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

               (j) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding more than fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) require the Company to effect a registration, prior to the date set forth in Section 5(a)(i)b.(2) or (ii) include any securities in any registration filed under Section 5(a) hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities which are included in such registration and includes the equivalent of Section 11 as a term.

               (k) Termination of Registration Rights. The rights granted pursuant to Section 5(a) of this Agreement shall terminate as to any Holder at such time as such Holder (i) can sell all of his Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act or (ii) can sell all of his Registrable Securities pursuant to Rule 144 in any single ninety (90) day period. The rights granted pursuant to Sections 5(a), 5(b) and 5(c) of this Agreement shall terminate as to all Holders five (5) years after the consummation of a bona fide, firm commitment underwriting pursuant to a registration statement filed pursuant to the Securities Act, the public offering price of which is not less than $9.00 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or other recapitalizations) and the proceeds thereof (net of underwriting commissions and offering expenses) equal or exceed $18,000,000.

        6. FINANCIAL INFORMATION.

               (a) The Company will provide the following reports to each holder of Preferred Stock and/or Conversion Stock:

                      (i) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company, as of the end of such fiscal year, and consolidated statements of operations and of cash flows and shareholders' equity of the Company, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

               (b) The Company will provide the following reports to each holder of at least One Hundred Thousand (100,000) shares of Preferred Stock and/or Conversion Stock (appropriately adjusted for recapitalizations, stock splits and the like):

                      (i) At least thirty days prior to the beginning of each fiscal year, a budget and business plan adopted by the Board for the fiscal year, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                      (ii) Within 30 days after the end of each quarterly accounting period, an unaudited consolidated condensed balance sheet of the Company, as of the end of each such monthly period, an unaudited consolidated condensed statement of operations of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustment and a comparison of the results of such quarterly accounting period to the budget delivered under Section 6(b)(i) above.

                      (iii) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such holder may from time to time request.

        7. VISITATION AND INSPECTION.

               (a) The Company will afford each holder of Preferred Stock and/or Conversion Stock reasonable access during normal business hours to the Company's accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board, and all information distributed to the Board, for a purpose reasonably related to such holder's interests as a shareholder of the Company.

               (b) As long as Integral Capital Partners III, L.P. and Integral Capital Partners International III, L.P. (collectively, "Integral") owns not less than thirty percent (30%) of the shares of the Series C Preferred Stock of the Company issued to it pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of July 25, 1996 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall permit a representative of Integral to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if Integral or its representative is a direct competitor of the Company.

               (c) As long as WPG Enterprise Fund III, L.P., Weiss, Peck & Greer Venture Associates IV, L.P., and Weiss, Peck & Greer Venture Associates IV Cayman, L.P. (collectively, "Weiss Peck") owns not less than thirty percent (30%) of the shares of the Series D Preferred Stock of the Company issued to it pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of June 2, 1997 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall permit a representative of Weiss Peck to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if Weiss Peck or its representative is a direct competitor of the Company.

        8. CONFIDENTIALITY. Notwithstanding the foregoing, the Company is not required to disclose trade secrets or confidential information pursuant to
Section 6 or Section 7 if not covered by an appropriate non-disclosure agreement.

        9. RIGHT OF FIRST REFUSAL.

               (a) The Company hereby grants to each holder of at least 100,000 shares of Preferred Stock and/or Conversion Stock (appropriately adjusted for recapitalizations, stock splits and the like) (each such holder referred to herein as a "Qualified Investor"), the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in this Section 9) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of shares of Common Stock then held by each Qualified Investor and the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Qualified Investor bears to (ii) the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Stock.

               (b) Except as set forth below, "New Securities" shall mean any securities issued after the date hereof including any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Conversion Stock, (ii) Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with the Company's initial public offering, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company or its shareholders own more than fifty percent (50%) of the voting power of the surviving or successor corporation, (iv) shares of the Common Stock or related options, warrants or other rights to purchase such Common Stock issued after the date hereof to employees, officers and directors of, and consultants to, the Company, pursuant to a stock grant, option plan, or purchase plan or other employee stock incentive program or other arrangements approved by the Board and a majority of the then-outstanding shares of capital stock of the Company, (v) stock issued pursuant to any rights, agreements or convertible securities, including without limitation options and warrants, so long as the rights of first refusal established by this Section 9 applied with respect to the initial sale or grant by the Company of such rights, agreements or convertible securities, or (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

               (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Qualified Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Qualified Investor shall have fifteen (15) business days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New

Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (d) In the event all of the New Securities are not elected to be purchased by Qualified Investors within fifteen (15) business days after the notice pursuant to Section 9(c) above, the Company shall have ninety (90) days thereafter to sell the New Securities not elected to be purchased by Qualified Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

               (e) The right of first refusal hereunder is not assignable except by each of such Qualified Investors to any party who acquires at least 100,000 shares of the Preferred Stock and/or Conversion Stock (appropriately adjusted for recapitalizations, stock splits and the like).

        10. TERMINATION OF COVENANTS. The covenants set forth in Sections 6, 7 and 9 shall terminate and be of no further force or effect upon the consummation of a bona fide, firm commitment underwriting pursuant to a registration statement filed pursuant to the Securities Act, the public offering price of which is not less than $9.00 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or other recapitalizations) and the proceeds thereof (net of underwriting commissions and offering expenses) equal or exceed $18,000,000 or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act, whichever shall occur first.

               11. STANDOFF AGREEMENT. In connection with the initial public offering of the Company's securities, each Investor and Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that all officers and directors of the Company who own stock of or hold options to purchase stock of the Company also agree to such restrictions. The Investors and Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this
Section 11.

        12. ADDITIONAL COVENANTS OF THE COMPANY.

               (a) Reserved Employee Shares. The 2,633,740 shares of Common Stock reserved for management, directors, employees and consultants (the "Employee Shares") shall be issued from time to time under a Stock Option and Restricted Stock Plan (the "Stock Plan") approved by the Board or such other arrangements, contracts or plans as are reasonably recommended by management and approved by the Board. The number of shares reserved for management, directors, employees and consultants shall be increased to the extent that any of the 2,400,000 shares of Common Stock held by Gaurav Dhillon and Diaz Nesamoney as of the date of this Agreement are repurchased by the Company upon termination of employment or pursuant to the Company's right of first refusal. Unless otherwise agreed to by a majority of the directors who are not then employees of the Company, Employee Shares subject to options issued after the date hereof under the Stock Plan or other approved plans will vest, until the option holder's employment with or service to the Company terminates, over a four year period on terms no more favorable than 2.1% at the end of the first month and on an equal monthly basis thereafter, provided, however, that the first twelve (12) months vesting shall occur only at the expiration of the first year of vesting, and not monthly. Unless otherwise agreed to by a majority of the directors who are not then employees of the Company, all officers, directors and employees of or consultants to, the Company acquiring Employee Shares after the date hereof other than pursuant to an option will execute a stock restriction agreement with the Company under which the Company will retain the right to repurchase the unvested shares, over a four-year vesting period which shall lapse on terms no more favorable than 2.1% at the end of the first month and on an equal monthly basis thereafter, for the original purchase price in the event the holder's employment with or service to the Company terminates, provided, however, that the first twelve (12) months vesting shall occur only at the expiration of the first year of vesting, and not monthly. Pursuant to the option agreement or restricted stock agreement, as the case may be, the Company shall retain a right of first refusal with respect to all such Employee Shares subject to such agreement (which right shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall first occur), and the holder shall agree to a market standoff provision substantially identical to the market standoff provision contained in Section 11 hereof.

        13. DETERMINATION OF SHARE AMOUNTS AND PERCENTAGES. For the purposes of determining the minimum holdings set forth in this Agreement, including without limitation the minimum holdings pursuant to Sections 5(i), 6(b), 7(b), 9(a) and 9(e), the following rules shall govern:

               (a) All shares held by entities affiliated with the holder shall be deemed held by such holder, and any holder which is a partnership shall be deemed to hold any shares of Preferred Stock and/or Conversion Stock originally purchased by such holder and subsequently distributed to partners of such holder, which have not been resold by such partners.

               (b) When shares of Preferred Stock are counted together with shares of Conversion Stock or shares of Common Stock, shares of Preferred Stock shall be counted on an as-converted into Common Stock basis, and the term "Conversion Stock" shall mean only the shares of Common Stock which have been issued pursuant to conversion of Preferred Stock.

        14. AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding or deemed to be outstanding. Notwithstanding the foregoing, any amendment or waiver of Section 7(b) or 7(c) above shall also require the written consent of Integral or Weiss Peck, respectively. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Investor and Holder of

Registrable Securities at the time outstanding or deemed to be outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

        15. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

        16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

        17. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Series D Investor, at such investor's address as set forth in Exhibit C attached hereto, or at such other address as such investor shall have furnished to the Company in writing in accordance with this
Section 17, (b) if to any other holder of Preferred Stock or Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 17, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

        18. ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorney's fees.

        19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        20. BINDING EFFECT. Effective as of the first closing pursuant to the Purchase Agreement and subject to Section 14 of the Rights Agreement, (i) the Company and the Prior Investors hereby agree to waive the rights of first offer set forth in Section 9 of the Rights Agreement and the limitations on subsequent registrations rights set forth in Section 5(j) of the Rights Agreement with respect to the issuance of Series D Shares to the Series D Investors; (ii) the Rights Agreement shall be amended and restated in its entirety as herein provided; and (iii) the Series D Investors shall become a party to the Agreement.

        The foregoing agreement is hereby executed as of the date first above written.


"COMPANY"

Informatica Corporation
  a California corporation



Gaurav Dhillon
Chief Executive Officer


"SERIES D INVESTORS"

BAY PARTNERS SBIC, L.P.                           DISCOVERY VENTURES I, L.L.C.


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________


PARVEST U.S. PARTNERS II, C.V.                    PARTECH U.S. PARTNERS III,
                                                  C.V.


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________


MULTINVEST LIMITED C.V.                           TRADEINVEST LIMITED


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________

PARTECH INTERNATIONAL PROFIT
   SHARING PLAN
U/A Dated 1/1/92
FBO: Thomas G. McKinley                           DAVID PIDWELL

By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________

INTEGRAL CAPITAL PARTNERS III, L.P.               INTEGRAL CAPITAL PARTNERS
                                                   INTERNATIONAL III, L.P.
By: Integral Capital Management III, L.P.
     its General Partner                          By: Integral Capital
                                                       Management III, L.P.
                                                       its Investment General
                                                       Partner
By:_________________________________
     a General Partner                            By:___________________________
                                                       a General Partner

WPG ENTERPRISE FUND III, L.P.                     WEISS, PECK & GREER VENTURE
                                                  ASSOCIATES IV, L.P.
By: WPG Venture Partners IV, L.L.C.,              By: WPG Venture Partners IV,
     General Partner                                  L.L.C.,
                                                      General Partner

By:_________________________________              By:___________________________
     Gill Cogan, Managing Member                  Gill Cogan, Managing Member

WEISS, PECK & GREER VENTURE                       ______________________________
  ASSOCIATES IV CAYMAN, L.P.

By: WPG Venture  Advisers, Ltd.,                  By:___________________________
     Administrative General Partner               Name:_________________________
                                                  Title:________________________

By:__________________________________
                         , Director


"PRIOR INVESTORS"

BAY PARTNERS SBIC, L.P.                           DISCOVERY VENTURES I, L.L.C.


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________

PARVEST U.S. PARTNERS II, C.V.                    PARTECH U.S. PARTNERS III,
                                                  C.V.


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________


MULTINVEST LIMITED C.V.                           TRADEINVEST LIMITED


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________



PARTECH INTERNATIONAL                             PARTECH INTERNATIONAL PROFIT
                                                     SHARING PLAN
                                                  U/A Dated 1/1/92
By:                                               FBO: Thomas G. McKinley
Name:
Title:                                            By:
                                                  Name:
                                                  Title:

INTEGRAL CAPITAL PARTNERS III, L.P.               INTEGRAL CAPITAL PARTNERS
                                                  INTERNATIONAL III, L.P.

By: Integral Capital Management III, L.P.
     its General Partner                          By: Integral Capital
                                                      Management III, L.P.
                                                      its Investment General
                                                      Partner
By:__________________________________
     a General Partner                            By:___________________________
                                                       a General Partner

DAVID PIDWELL                                     ______________________________


By:_________________________________              By:___________________________
Name:_______________________________              Name:_________________________
Title:______________________________              Title:________________________

                                    EXHIBIT A

Bay Partners SBIC, L.P.
10600 North De Anza Boulevard
Cupertino, California 95014

Parvest U.S. Partners II C.V.
50 California Street, Suite 3200
San Francisco, California 94111

Discovery Ventures I, LLC.
3000 Sand Hill Road, Building 3
Suite 210
Menlo Park, California 94025

Tradeinvest Limited
50 California Street, Suite 3200
San Francisco, California 94111

Multinvest Limited C.V.
50 California Street, Suite 3200
San Francisco, California 94111

Partech U.S. Partners III C.V.
50 California Street, Suite 3200
San Francisco, California 94111

Partech International Profit Sharing Plan
U/A Dated 1/1/92
FBO: Thomas G. McKinley
50 California Street, Suite 3200
San Francisco, California 94111

Partech International
50 California Street, Suite 3200
San Francisco, CA 94111

David Pidwell
20628 Vickery Lane
Saratoga, California  95070

Integral Capital Partners III, L.P.
2750 Sand Hill Road
Menlo Park, California  94025

Integral Capital Partners International III, L.P.
2750 Sand Hill Road
Menlo Park, California  94025